EXHIBIT 99.2

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: May 18, 2012	Harborview Master Fund, L.P.

	By:	Harborview Advisors, LLC
	Its:	General Partner

	By:	/s/ David Stefansky
	Name:	David Stefansky
	Title :	Managing Member

Harborview Value Master Fund, L.P.

By:	Harborview Advisors, LLC
Its:	General Partner

By:	/s/ David Stefansky
Name:	David Stefansky
Title :	Managing Member

Harborview Advisors, LLC

By:	/s/ David Stefansky
Name:	David Stefansky
Title :	Managing Member

Harborview Capital Management, LLC

By:	/s/ David Stefansky
Name:	David Stefansky
Title :	Managing Member

Richard Rosenblum

By:	/s/ Richard Rosenblum
Name	Richard Rosenblum

David Stefansky

By:	/s/ David Stefansky
Name:	David Stefansky